Calculation of Filing Fee Tables
S-3
SUTRO BIOPHARMA, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other				0.0001381	$ 0.00
Fees to be Paid	2	Equity	Preferred Stock, par value $0.0001 per share	Other				0.0001381	$ 0.00
Fees to be Paid	3	Debt	Debt Securities	Other				0.0001381	$ 0.00
Fees to be Paid	4	Equity	Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	5	Equity	Units	Other				0.0001381	$ 0.00
Fees to be Paid	6	Equity	Common Stock, par value $0.0001 per share	457(o)	300,000,000		$ 300,000,000.00	0.0001381	$ 41,430.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 300,000,000.00		$ 41,430.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 41,430.00
Offering Note
[1]	(1a)The amount to be registered consists of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-3 (this "Registration Statement") also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $300,000,000. (1b) The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. (1c) Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

[2]	See Note 1a, Note 1b. (2a) Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

[3]	See Note 1a, Note 1b. (3a) Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.

[4]	See Note 1a, Note 1b. (4a) Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

[5]	See Note 1a, Note 1b. (5a) Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this Registration Statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

[6]	See Note 1a, Note 1b.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date